Exhibit 4.26

MOHEGAN TRIBAL GAMING AUTHORITY,

as Issuer,
THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT,
The Subsidiary Guarantors party hereto,
and
U.S. BANK NATIONAL ASSOCIATION,

as Trustee
____________________________________
SUPPLEMENTAL INDENTURE No. 5
Dated as of March 5, 2012
____________________________________
$150,000,000

6-7/8% Senior Subordinated Notes Due 2015

This SUPPLEMENTAL INDENTURE No. 5 is dated as of March 5, 2012, between MOHEGAN TRIBAL GAMING AUTHORITY (the “Issuer”), THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT (the “Tribe”), and MTGA GAMING, LLC, MOHEGAN VENTURES WISCONSIN, LLC, WISCONSIN TRIBAL GAMING, LLC, MOHEGAN GOLF, LLC, MOHEGAN VENTURES-NORTHWEST, LLC, MOHEGAN COMMERCIAL VENTURES PA, LLC, DOWNS RACING, L.P., BACKSIDE, L.P., MILL CREEK LAND, L.P., NORTHEAST CONCESSIONS, L.P., and MOHEGAN BASKETBALL CLUB LLC (collectively, the “Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuer, the Tribe, Mohegan Basketball Club LLC, Mohegan Commercial Ventures PA, LLC, Downs Racing, L.P., Backside, L.P., Mill Creek land, L.P., Northeast Concessions, L.P. and the Trustee entered into an Indenture, dated as of February 8, 2005 (as previously amended, modified or supplemented, the “Indenture”), pursuant to which the Issuer issued $150,000,000 in aggregate principal amount of the 6-7/8% Senior Subordinated Notes Due 2015 (the “Notes”; capitalized terms used herein without definition have the respective meanings given to them in the Indenture);
WHEREAS, Section 9.02 of the Indenture provides that with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, the Issuer, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein, except in certain cases where consent of the Holder of each outstanding Note affected is required;
WHEREAS, the Issuer, the Subsidiary Guarantors and the Trustee desire to amend the Indenture with the written consent of Holders of at least a majority in principal amount of the outstanding Notes;
WHEREAS, pursuant to an Offer to Exchange and Consent Solicitation Statement dated January 24, 2012 (as may be amended or supplemented from time to time, the “Exchange Offer”), the Issuer has offered to exchange any and all of the outstanding Notes for its 11% Senior Subordinated Notes due 2018, and has proposed certain amendments to the Indenture;
WHEREAS, the Holders of at least a majority in principal amount of the Notes outstanding have tendered their Notes for exchange by the Issuer in connection with the Exchange Offer and consented to the proposed amendments described in this Supplemental Indenture pursuant to consent documents obtained prior to the execution hereof; and
WHEREAS, all things necessary to make this Supplemental Indenture when executed by the parties hereto a valid and binding agreement of and supplement to the Indenture have been done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuer, the Subsidiary Guarantors and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.1    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of the Indenture for any and all purposes, including but not limited to discharge of the Indenture as provided in Article 8 of the Indenture. Every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 1.2    Section 4.03 is deleted in its entirety and is hereby replaced by the following text: “The Issuer will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or if the Issuer is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.”
Section 1.3    Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.22, 4.24, 4.25, 4.26, 4.27, 5.01, 12.01 and 12.02, clauses (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) and (m) of Section 6.01, and clauses (b), (c), (d), (e), (f), (g) and (h) of Section 8.05 of the Indenture are deleted in their entirety and each of the foregoing is hereby replaced with the following text: “[Reserved]”.
Section 1.4    The definition of the term “Designated Senior Indebtedness” in Section 1.01 of the Indenture is hereby amended by adding the following to the end thereof:
“From and after March 6, 2012, the Indebtedness under the Loan Agreement dated March 6, 2012 among the Authority, the Tribe, the lenders party thereto, Wells Fargo Gaming Capital, LLC, as administrative agent, and the other parties thereto, and under any related notes, guarantees, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, will also constitute Designated Senior Indebtedness.”

Section 1.5    Any terms defined in the Indenture which are used in any Sections of the Indenture which are deleted by any Section of this Supplemental Indenture and which are not otherwise used in any other Section of the Indenture not affected by this Supplemental Indenture are hereby deleted.
ARTICLE 2
Section 2.01.    This Supplemental Indenture shall become effective upon execution hereof by the Trustee, the Issuer and the Subsidiary Guarantors. Sections 1.2, 1.3 and 1.4 of this Supplemental Indenture shall not become operative until the opening of business on the day on which the Issuer gives oral notice (confirmed in writing) or written notice to the Trustee, as depositary, that the Notes tendered by the Holders pursuant to the Exchange Offer have been accepted for exchange.
ARTICLE 3
Section 3.1    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

Section 3.2    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee, by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.
Section 3.3    THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 3.4    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
Section 3.5    In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.6    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Subsidiary Guarantors.
[Signature Pages Follow]

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

MOHEGAN TRIBAL GAMING AUTHORITY
By:    /S/    MITCHELL GROSSINGER ETESS
Name:    Mitchell Grossinger Etess
Title:    Chief Executive Officer
DOWNS RACING, L.P.
By:    MOHEGAN COMMERCIAL VENTURES PA, LLC, its sole general partner
By: /S/    MITCHELL GROSSINGER ETESS
Name: Mitchell Grossinger Etess
Title: Manager
BACKSIDE, L.P.
By:    MOHEGAN COMMERCIAL VENTURES PA, LLC, its sole general partner
By: /S/    MITCHELL GROSSINGER ETESS
Name: Mitchell Grossinger Etess
Title: Manager

MILL CREEK LAND, L.P.
By:    MOHEGAN COMMERCIAL VENTURES PA, LLC, its sole general partner
By: /S/    MITCHELL GROSSINGER ETESS
Name: Mitchell Grossinger Etess
Title: Manager
NORTHEAST CONCESSIONS, L.P.
By:    MOHEGAN COMMERCIAL VENTURES PA, LLC, its sole general partner
By: /S/    MITCHELL GROSSINGER ETESS
Name: Mitchell Grossinger Etess
Title: Manager
MOHEGAN COMMERCIAL VENTURES PA, LLC
By:    /S/    MITCHELL GROSSINGER ETESS
Name:    Mitchell Grossinger Etess
Title:    Manager
MOHEGAN VENTURES-NORTHWEST, LLC
By:    /S/    MITCHELL GROSSINGER ETESS
Name:    Mitchell Grossinger Etess
Title:    President

MOHEGAN GOLF, LLC
By:    /S/    MITCHELL GROSSINGER ETESS
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN VENTURES WISCONSIN, LLC
By:    MOHEGAN TRIBAL GAMING AUTHORITY, its sole manager and member
By: /S/    MITCHELL GROSSINGER ETESS
Name: Mitchell Grossinger Etess
Title: Chief Executive Officer
WISCONSIN TRIBAL GAMING, LLC
By:    /S/    MITCHELL GROSSINGER ETESS
Name:    Mitchell Grossinger Etess
Title:    Manager
MTGA GAMING, LLC
By:    /S/    MITCHELL GROSSINGER ETESS
Name:    Mitchell Grossinger Etess
Title:    President

MOHEGAN BASKETBALL CLUB, LLC
By:    /S/    MITCHELL GROSSINGER ETESS
Name:    Mitchell Grossinger Etess
Title:    President

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT
By:    /S/    BRUCE S. BOZSUM
Name:    Bruce S. Bozsum
Title:    Chairman

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /S/    CAUNA M. SILVA
Name:    Cauna M. Silva
Title:    Vice President